From:   CHRIS SPRINGER, BANC OF AMERICA SECU
[mailto:SPRINGERJC@bloomberg.net]
Sent:   Thursday, June 02, 2005 1:59 PM
Subject:  CMBS NEW ISSUE: BACM 05-2 ANNOUNCEMENT

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-2 $1.64B NEW ISSUE CMBS

Lead-Mgr: Banc of America Securities LLC
Co-Managers: Bear, Stearns & Co. Inc./Deutsche Bank Securities Inc.
Rating Agencies: S&P/Moody's

Collateral: 86 Loans / 94 Properties
Loan Sellers: Bank of America, N.A.
Property Types: Off 45.5%, Ret 25.3%, Multi 14.3%, Hotel 7.8%, SS 3.8%,
                Indus 2.1%, Other 1.2%,

Geographic: CA:24.5% (So. CA:22.3%, No.CA:2.2%), NY:14.3%,
            NV:12.2%, AZ:9.3%, WA:6.5%, MA: 5.0% No Others >5%

DSCR/LTV 1.74x / 66.5%
Inves. Grade Loans: 5 loans for 20.2% of UPB
Top 10 Loans: 48.2% of the pool, DSCR: 1.96x, LTV: 63.2%
                    Shadow
Top 3 Trust Assets DSCR LTV Ratings %UPB
               (M/S)
Fashion Show Mall 2.33x 51.8% A1/AAA 8.7%
NYU Housing 1.32x 72.7% NR/NR 6.7%
Canyon Ranch 2.25x 51.4% NR/BBB- 5.8%

Expected Timing
Termsheets - Monday elec/ Tuesday hard
Reds - Monday elec/ Tuesday hard
Launch / Price - Wk of June 14th
Settlement - Tuesday June 28th

Roadshow
-Monday (6/6), NY meetings
-Monday (6/6), 8am Chicago breakfast (Sears Tower), 1:30pm Minneapolis group meeting (Grand Hotel)
-Tuesday (6/7), 8:30am NY breakfast (9 West 57th) and group meetings
-Tuesday (6/7), 10:15am Investor call
-Tuesday (6/7), 8:30am Boston breakfast- BAS Office (2 International Place),
                12pm Harford lunch - Max Downtown
-Wednesday (6/8), NY Meetings

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC, and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Geordie Walker/Chris Springer at Bank of America Securities
LLC, 214 North Tryon Street, Charlotte, NC 28255. Such securities may not be suitable for all investors.

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This message is for information purposes only and we are not soliciting any action based upon it. The information herein is believed reliable but it should not be relied upon as such and is subject to change without notice. BAS and its affiliates may acquire, hold or sell positions in the securities or instruments mentioned herein or in related derivatives and may have an investment banking or banking relationship with issuers of securities or instruments mentioned herein.
You are encouraged to review the disclaimers contained in our research and other reports. 144A securities are for QIBS only. Further information may be available upon request. Derivatives may not be suitable for all investors.